UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2010
DIGITAL ANGEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 VILLAUME AVENUE SOUTH SAINT PAUL, MINNESOTA	55075

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 651-455-1621
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 31, 2010, Destron Fearing Corporation (“Destron Fearing”), a wholly-owned subsidiary of Digital Angel Corporation (the “Company”), entered into a $4.0 million revolving credit facility with TCI Business Capital, Inc. (“TCI”) pursuant to the Credit and Security Agreement dated August 31, 2010 (the “Agreement”).
Under the terms of the Agreement, Destron Fearing may borrow, from time to time, up to an aggregate of the lesser of: (i) 90% of eligible account receivables, based on dilution of less than 4%, plus 25% of eligible inventory capped at $500,000, as may be adjusted for reserves, or (ii) $4.0 million (the “Revolving Facility”). The Revolving Facility accrues interest at an annual rate equal to the prime rate as announced by Bank of America plus 8.0% (“Floating Rate”). Upon default or early termination, the annual interest rate increases to the Floating Rate plus 4%. The Revolving Facility matures on August 31, 2012, but can be terminated early by Destron Fearing upon payment of a termination fee or TCI in accordance with the terms of the Agreement. Destron Fearing is subject to certain financial and non-financial covenants under the Agreement.
To secure Destron Fearing’s obligations under the Revolving Facility, (a) Destron Fearing and its wholly-owned subsidiaries GT Acquisition Sub, Inc. and Digital Angel Technology Corporation have granted TCI security interests in their ownership interests (including stocks and membership interests) of their subsidiaries, excluding the stock of all foreign subsidiaries; and (b) the Company, Destron Fearing and its wholly-owned subsidiaries Digital Angel Technology Corporation, Fearing Manufacturing Co., Inc. and GT Acquisition Sub, Inc. have granted TCI security interests in certain intellectual property.
In addition, (i) the Company, (ii) Destron Fearing’s wholly-owned subsidiaries Digital Angel Technology Corporation, Fearing Manufacturing Co., Inc., Digital Angel International, Inc., Timely Technology Corp., and GT Acquisition Sub, Inc., and (iii) C-Scan, LLC, a wholly-owned subsidiary of GT Acquisitions Sub, Inc., collectively and individually have guaranteed the Revolving Facility.
The Revolving Facility replaces the $6.0 million revolving facility with Kallina Corporation which matured on August 31, 2010.
The foregoing description of the Agreement and related transaction documents do not purport to be complete and is qualified in its entirety by reference to the complete text of the transaction documents, copies of which are filed as Exhibits 10.1 through 10.14 to this Current Report on Form 8-K and is incorporated herein by reference.
On September 1, 2010, the Company issued a press release regarding the Revolving Facility. A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On August 31, 2010, in connection with the Revolving Facility described above under Item 1.01, the Company entered into a Guaranty to guaranty the repayment of the Revolving Facility and any other indebtedness owed, now or in the future, by Destron Fearing to TCI. The other information set forth in Item 1.01 is incorporated by reference herein.

Exhibit 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated September 1, 2010
10.1	Credit and Security Agreement dated August 31, 2010 between Destron Fearing Corporation and TCI Business Capital, Inc.
10.2	Revolving Note dated August 31, 2010 between Destron Fearing Corporation and TCI Business Capital, Inc.
10.3	Pledge Agreement dated August 31, 2010 between Destron Fearing Corporation and TCI Business Capital, Inc.
10.4	Pledge Agreement dated August 31, 2010 between Digital Angel Technology Corporation and TCI Business Capital, Inc.
10.5	Membership Interest Pledge Agreement dated August 31, 2010 between GT Acquisition Sub, Inc. and TCI Business Capital, Inc.
10.6	Guaranty dated August 31, 2010 between Digital Angel Technology Corporation and TCI Business Capital, Inc.
10.7	Guaranty dated August 31, 2010 between Fearing Manufacturing Co., Inc. and TCI Business Capital, Inc.
10.8	Guaranty dated August 31, 2010 between Digital Angel International, Inc. and TCI Business Capital, Inc.
10.9	Guaranty dated August 31, 2010 between Timely Technology Corp. and TCI Business Capital, Inc.
10.10	Guaranty dated August 31, 2010 between GT Acquisition Sub, Inc. and TCI Business Capital, Inc.
10.11	Guaranty dated August 31, 2010 between C-Scan, LLC and TCI Business Capital, Inc.
10.12	Guaranty dated August 31, 2010 between Digital Angel Corporation and TCI Business Capital, Inc.
10.13
Intellectual Property Security Agreement dated August 31, 2010 between Destron Fearing Corporation, Digital Angel Corporation, Digital Angel Technology Corporation, Fearing Manufacturing Co., Inc., GT Acquisition Sub, Inc. and TCI Business Capital, Inc.

10.14	Validity Guaranty Agreement dated August 31, 2010 between Jason Prescott and TCI Business Capital, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION

Date: September 2, 2010

	By:	/s/ Jason G. Prescott Name: Jason G. Prescott
Title: Chief Financial Officer